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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Arena Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARENA PHARMACEUTICALS, INC.

April 22, 2005

Dear Arena Stockholder:

        You are cordially invited to attend our 2005 Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation. The Annual Meeting will be held on Monday, June 13, 2005, at 9:00 a.m. San Diego local time, at our offices located at 6150 Nancy Ridge Drive, San Diego, California 92121. I look forward to meeting with as many of our stockholders as possible.

        At the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and report on the company's business. You will also have an opportunity to ask questions.

        If you would like directions to our offices, please visit our website at www.arenapharm.com, where you will find an easy to use map locator program under "Contact Us."

        On behalf of our employees and Board of Directors, I would like to express our appreciation for your continued interest in Arena.

                      Sincerely,

                      Jack Lief
                      President, Chief Executive Officer and Director

For further information about the Annual Meeting, please call (858) 453-7200, ext. 1315

Notice of Annual Meeting of Stockholders
To be held on June 13, 2005

ARENA PHARMACEUTICALS, INC.
6150 Nancy Ridge Drive
San Diego, California 92121

April 22, 2005

To the Stockholders of Arena Pharmaceuticals, Inc.:

        The Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation, will be held on Monday, June 13, 2005, at 9:00 a.m. San Diego local time, at our offices located at 6150 Nancy Ridge Drive, San Diego, California 92121, for the following purposes:

  1.
  To elect eight directors to the Board of Directors to serve for the ensuing year and until their successors are elected and qualified or until their resignation or removal.

  2.
  To ratify the appointment of our independent auditors for the year ending December 31, 2005.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Only stockholders of record at the close of business on April 15, 2005, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        Whether or not you expect to attend in person, we urge you to sign, date and return the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the proxy card will save us the expense and extra work of additional solicitation. You may return your proxy card in the enclosed envelope (no postage is required if mailed in the United States). You may also vote by telephone or the Internet pursuant to the instructions that accompanied your proxy card. Sending in your proxy card or voting by telephone or the Internet will not prevent you from voting your stock at the Annual Meeting if you desire to do so, as your proxy may be cancelled at your option. Please note, however, that if your shares are held of record by a bank, broker or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

                      By Order of the Board of Directors

                      Steven W. Spector
                      Senior Vice President, General Counsel and Secretary

TABLE OF CONTENTS TO PROXY STATEMENT

Information Concerning Solicitation and Voting	1
General	1
Questions and Answers About this Proxy Material and Voting	1
Proposal 1—Election of Directors	5
Nominees	5
Business Experience of Directors	6
Information About the Board of Directors and its Committees	7
Audit Committee	8
Compensation Committee	9
Corporate Governance Committee	9
Nominating Committee	9
Stockholder Director Recommendations	10
Stockholder Communications with the Board of Directors	10
Proposal 2—Ratification of Independent Auditors	11
Compensation and Other Information Concerning Officers, Directors and Certain Stockholders	11
Executive Officers and Other Directors	11
Director Compensation	13
Executive Compensation	15
Option Grants in Last Fiscal Year	16
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	17
Employment Contracts and Termination of Employment and Change-in-Control Agreements	18
Compensation Committee Report on Executive Compensation	18
General Executive Compensation Policy and its Implementation	18
Chief Executive Officer Compensation	20
Internal Revenue Code Section 162(m)	20
Performance Graph	21
Security Ownership of Certain Beneficial Owners and Management	22
Section 16(a) Beneficial Ownership Reporting Compliance	24
Compensation Committee Interlocks and Insider Participation	24
Certain Relationships and Related Transactions	24
Audit Committee Report	25
Independent Auditors' Fees	26
Pre-Approval Policies and Procedures	26
Code of Ethics	27
Stockholder Proposals for the 2006 Annual Meeting	27
Annual Report	27
Annual Report on Form 10-K	27
Householding of Proxy Materials	27
Other Matters	28

ARENA PHARMACEUTICALS, INC.
6166 Nancy Ridge Drive
San Diego, CA 92121

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS
To Be Held on Monday, June 13, 2005, at 9:00 a.m. San Diego Local Time

Information Concerning Solicitation and Voting

        In this proxy statement, "Arena Pharmaceuticals," "Arena," "we," "us" and "our" refer to Arena Pharmaceuticals, Inc. and our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Arena Pharmaceuticals, Inc., a Delaware corporation, for use at our 2005 Annual Meeting of Stockholders to be held on Monday, June 13, 2005, at 9:00 a.m. San Diego local time, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. Our 2005 Annual Meeting will be held at our offices, located at 6150 Nancy Ridge Drive, San Diego, California.

        This proxy statement, together with the Notice of Annual Meeting of Stockholders, the form of proxy and our Annual Report to Stockholders, are first being mailed on or about April 22, 2005, to all stockholders of record at the close of business on the record date, which is April 15, 2005 (the "Record Date").

Questions and Answers About this Proxy Material and Voting

Q:
Why am I receiving these materials?

A:
You are receiving these proxy materials in connection with our 2005 Annual Meeting of Stockholders to be held on June 13, 2005, at 9:00 a.m. San Diego local time. As a stockholder, you are requested to vote on the proposals described in this proxy statement.

Q:
Who can vote at our 2005 Annual Meeting?

A:
Each person who owns or has the right to vote shares of our common stock or Series B Convertible Preferred Stock, which we refer to as our Preferred Stock, as of the Record Date has the right to vote at the meeting. Our common stock and our Preferred Stock will vote together on the proposals set forth in this proxy statement. Each share of our common stock is entitled to one vote and each share of our Preferred Stock is entitled to 1,403 votes. As of the Record Date, there were 35,255,073 shares of our common stock and 3,500 shares of our Preferred Stock outstanding.

    Stockholder of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

    Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent. If on the Record Date your shares were held in an account by a bank, broker or other agent, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent on how to vote the shares in your account. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a legal proxy from your bank, broker or other agent.

Q:
What is the proxy card?

A:
The proxy card enables you to appoint Jack Lief, our President and Chief Executive Officer, and Steven W. Spector, our Senior Vice President, General Counsel and Secretary, as your representatives at our 2005 Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Lief and Mr. Spector, or each of them, to vote your shares at the meeting as you have instructed them on the proxy card. This way, you can vote your shares whether or not you attend the meeting.

Q:
What am I voting on?

A:
We are asking you to vote on the election of eight directors, who will constitute our entire Board of Directors, and the ratification of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2005.

Q:
How many directors will we have after our 2005 Annual Meeting?

A:
We will have eight directors after our 2005 Annual Meeting. The Board of Directors may increase or, in the event a director departs, decrease the number of directors in the ensuing year. The Board of Directors may also increase or decrease the number of directors as of the next meeting of stockholders.

Q:
How do I vote?

A:
Stockholder of Record: Shares Registered in Your Name

    BY MAIL: Please complete and sign your proxy card and mail it in the enclosed pre-addressed envelope (no postage is required if mailed in the United States). If you mark your voting instructions on the proxy card, your shares will be voted as you instruct or in the best judgment of Mr. Lief or Mr. Spector if a proposal comes up for a vote at the meeting that is not on the proxy card.

    If you do not mark your voting instructions on the proxy card, your shares will be voted as follows: FOR the eight named nominees as directors, FOR the ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2005, and according to the best judgment of Mr. Lief or Mr. Spector if a proposal comes up for a vote at the meeting that is not on the proxy card.

    BY TELEPHONE: Please follow the vote by telephone instructions that are on your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

    BY INTERNET: Please follow the vote by Internet instructions that are on your proxy card. If you vote by Internet, you do not have to mail in your proxy card.

    IN PERSON: We will pass out written ballots to anyone who wants to vote in person at the meeting. However, if you hold your shares in street name, you must request a legal proxy from your bank, broker or other agent in order to vote at the meeting.

  A:
  Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent

    If you are a beneficial owner of shares registered in the name of your bank, broker or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions you received from that organization to ensure that your vote is counted. Please contact your bank, broker or other agent if you did not receive a proxy card or voting instructions.

    To vote in person at the meeting, you must obtain a legal proxy from your bank, broker or other agent. Follow the instructions from your bank, broker or other agent included with these proxy materials, or contact such agent to request a proxy form.

Q:
What does it mean if I receive more than one proxy card?

A:
It likely means that you hold our shares in multiple accounts at the transfer agent or with brokers or other custodians of your shares. Please complete and return all the proxy cards you receive to ensure that all your shares are voted.

Q:
Can I change my vote after submitting my proxy?

A:
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can revoke your proxy and change your vote at any time before the polls close at the meeting by: (i) signing another proxy card with a later date and returning it before the polls close at the meeting, (ii) voting by telephone or the Internet before 3:30 p.m., San Diego local time, on June 10, 2005 (your latest telephone or Internet vote is counted), (iii) returning a written notice before the polls close at the meeting that you are revoking your proxy, or (iv) voting at the meeting. Please note, however, that simply attending the meeting will not, by itself, revoke your proxy.

A:
Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent. If you are a beneficial owner of shares registered in the name of your bank, broker or other agent, you should follow their instructions on how to change your vote. Please contact your bank, broker or other agent if you did not receive such instructions.

Q:
How many shares must be present to hold the meeting?

A:
To hold the meeting and conduct business, at least a majority of our outstanding shares as of the Record Date must be present (either in person or represented by proxy) at the meeting. This is called a quorum.

    Shares are counted as present at the meeting if the stockholder either:

    •
    is present and votes in person at the meeting, or

    •
    has properly submitted a proxy (including voting by telephone or the Internet).

    Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum. Broker non-votes occur when a broker who holds shares for a stockholder in street name submits a proxy for those shares but does not vote. In general, this occurs when the broker has not received voting instructions from the stockholder, and the broker lacks discretionary voting power under the rules of the National Association of Securities Dealers, Inc. or otherwise to vote the shares.

Q:
How many votes must the nominees receive to be elected as directors?

A:
Directors are elected by a plurality of votes (determined as if all of our Preferred Stock was converted into common stock) present in person or represented by proxy at our 2005 Annual Meeting and entitled to vote. The eight nominees receiving the highest number of votes FOR election will be elected.

Q:
How many votes must the ratification of Ernst & Young LLP as our independent auditors for the year ending December 31, 2005, receive to be approved?

A:
A majority of the shares (determined as if all of our Preferred Stock was converted into common stock) present at the meeting in person or by proxy and entitled to vote must vote FOR ratification.

Q:
How may I vote and how are votes counted?

A:
You may vote either "FOR" each director nominee or "WITHHOLD" your vote from any one or more of the nominees. You may vote "FOR", "AGAINST" or "ABSTAIN" from voting on the proposal to ratify the selection of Ernst & Young LLP as our independent auditors. If you abstain from voting on the proposal to ratify such selection, it will have the same effect as a vote "AGAINST" the proposal.

    Broker non-votes, if any, will not affect the outcome of the voting on any of the proposals described in this proxy statement.

    Voting results are tabulated and certified by our transfer agent, Computershare Trust Company, Inc.

Q:
Who will bear the cost of soliciting votes for the meeting?

A:
We are paying for the distribution and solicitation of the proxies. As a part of this process, we reimburse brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to our stockholders. Our employees may also solicit proxies through mail, telephone, the Internet or other means, but they do not receive additional compensation for providing those services. Additionally, we may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies. The fees paid by us, in the event of such engagement, would not likely exceed $20,000.

Proposal 1

ELECTION OF DIRECTORS

        The persons named below are nominees for director to serve until the next annual meeting of stockholders and until their successors have been elected and qualified or until their early resignation or removal. Our by-laws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors. In 2004, the Board of Directors increased the authorized number of directors from eight to 10 and appointed additional directors to the Board of Directors. Our Board of Directors has nominated the eight people listed below for director and fixed the number of directors to be eight as of the election of the directors at our 2005 Annual Meeting. The proxies cannot be voted for a greater number of persons, and the existing directors who were not nominated will not continue as directors after our 2005 Annual Meeting.

        It is our policy to encourage directors and nominees for director to attend the annual meetings of stockholders. Six of seven of our then directors attended our 2004 annual meeting of stockholders.

        Each nominee listed below other than Mr. Lavigne and Drs. Hixson and Nova was elected at the 2004 annual meeting of stockholders. Drs. Hixson and Nova were identified by an outside advisor of the company, and Mr. Lavigne was identified by a third-party search firm. All of the nominees were recommended for election to the Board of Directors by the Nominating Committee. Mr. Lief also recommended these nominees. Directors are elected by a plurality of votes present in person or represented by proxy at the annual meeting of stockholders and entitled to vote. Unless otherwise instructed to withhold a vote for a particular nominee or all of the nominees, the proxy holders will vote the proxies received by them for the nominees named below. In the event that any of these nominees is unavailable to serve as a director at the time of our 2005 Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by the Board of Directors, unless the Board of Directors reduces the number of directors. We have no reason to believe that any nominee will be unavailable to serve. The Board of Directors recommends a vote "FOR" each named nominee below.

Nominees

        The following table sets forth information regarding the nominees as of April 22, 2005.

Name	Positions and Offices Held	Year First Elected Director	Age
Jack Lief(1)	President, Chief Executive Officer and Director	1997	59
Dominic P. Behan, Ph.D.	Senior Vice President, Chief Scientific Officer and Director	2000	41
Donald D. Belcher(1)(2)(3)(4)	Director	2003	66
Scott H. Bice, J.D.(2)(3)(4)	Director	2003	62
Harry F. Hixson, Jr., Ph.D.(1)(5)	Director	2004	66
J. Clayburn La Force, Jr., Ph.D.(2)(3)(4)(5)	Director	2002	76
Louis J. Lavigne, Jr.(1)(2)	Director	2005	56
Tina S. Nova, Ph.D.(1)(4)	Director	2004	51

(1)
Member of the Strategy Committee

(2)
Member of the Audit Committee

(3)
Member of the Corporate Governance Committee

(4)
Member of the Nominating Committee

(5)
Member of the Compensation Committee

Business Experience of Directors

        Jack Lief is a co-founder and has served as a director and our President and Chief Executive Officer since April 1997. From 1995 to April 1997, Mr. Lief served as an advisor and consultant to numerous biopharmaceutical organizations. From 1989 to 1994, Mr. Lief served as Senior Vice President, Corporate Development and Secretary of Cephalon, Inc., a biopharmaceutical company. From 1983 to 1989, Mr. Lief served as Director of Business Development and Strategic Planning for Alpha Therapeutic Corporation, a manufacturer of biological products. Mr. Lief joined Abbott Laboratories, a pharmaceutical company, in 1972, where he served until 1983, most recently as the head of International Marketing Research. Mr. Lief is a director of Accumetrics, Inc., a developer and marketer of diagnostic tests, ReqMed Company, Ltd., a provider of partnering opportunities, R&D strategies and bio-venture funding, and TaiGen Biotechnology Co., Ltd., a biotechnology company. Mr. Lief is also the Chairman of BIOCOM, a life science industry association representing more than 450 member companies in San Diego and Southern California. Mr. Lief holds a B.A. from Rutgers University and an M.S. in Psychology (Experimental and Neurobiology) from Lehigh University.

        Dominic P. Behan, Ph.D., is a co-founder and has served as a director since April 2000, and as our Senior Vice President and Chief Scientific Officer since June 2004. Dr. Behan served as our Vice President, Research from April 1997 to June 2004. From 1993 to January 1997, Dr. Behan directed various research programs at Neurocrine Biosciences, Inc., a public biopharmaceutical company. From 1990 to 1993, Dr. Behan was engaged in research at the Salk Institute. Dr. Behan holds a B.Sc. in Biochemistry from Leeds University, England, and a Ph.D. in Biochemistry from Reading University, England.

        Donald D. Belcher has served as a member of our Board of Directors since December 2003. Mr. Belcher served as Chairman of the Board of Directors of Banta Corporation, a printing and supply-chain management company, from May 1995 to April 2004, Chief Executive Officer from January 1995 to October 2002 and President from September 1994 to January 2001. Mr. Belcher holds a B.A. from Dartmouth College and an M.B.A. from the Stanford University Graduate School of Business.

        Scott H. Bice has served as a member of our Board of Directors since December 2003. Since June 2000, Mr. Bice has been the Robert C. Packard Professor at the University of Southern California Law School, where he served as Dean from 1980 to June 2000. Mr. Bice has experience on several corporate boards, including Imagine Films, from 1992 to 1994, Western and Residence Mutual Insurance Companies, from 1996 to 2003, and Jenny Craig, from 1996 to 2002. Mr. Bice holds a B.S. in finance and a J.D. from the University of Southern California.

        Harry F. Hixson, Jr., Ph.D., has served as a member of our Board of Directors since September 2004. Dr. Hixson has served as Chairman of BrainCells Inc. since December 2003 and as Chief Executive Officer since July 2004. Dr. Hixson served as Chief Executive Officer of Elitra Pharmaceuticals, a biopharmaceutical company, from February 1998 until May 2003. Dr. Hixson held various management positions with Amgen, Inc., a biopharmaceutical company from 1985 until 1991, most recently as President and Chief Operating Officer. Dr. Hixson serves as the Chairman of Sequenom, Inc., a genomics company, and as a member of the board of directors of Discovery Partners International, Inc., a pharmaceutical services company. Dr. Hixson holds a B.S. in Chemical Engineering from Purdue University, an M.B.A. from the University of Chicago and a Ph.D. in Physical Biochemistry from Purdue University.

        J. Clayburn La Force Jr., Ph.D., has served as a member of our Board of Directors since October 2002. Dr. La Force has served as a professor of Economics at the University of California, Los Angeles since 1962, and served as Dean of the Anderson School of Management at University of California, Los Angeles from July 1978 to June 1993. From 1969 to 1978, Dr. La Force served as the Chairman of the Economics Department at UCLA. Dr. La Force serves as a member of the Board of

Directors of CancerVax Corporation, an oncology focused company, and on the following registered investment companies: BlackRock Closed-End Funds, Payden Funds, Mezler Payden, and Advisors Series Trust. Dr. La Force holds an A.B. in Economics from San Diego State College and an M.A. in Economics and a Ph.D. in Economics from the University of California, Los Angeles.

        Louis J. Lavigne, Jr., has served as a member of our Board of Directors since January 2005. Before retiring in March 2005, Mr. Lavigne served as Executive Vice President and Chief Financial Officer of Genentech, Inc., a biotechnology company. He also served on Genentech's Executive Committee, was Chairman of Genentech's 401K Plan Committee and was responsible for Genentech's Financial, Corporate Relations and Information Technology groups. Mr. Lavigne joined Genentech in 1982 and was promoted to Controller in 1983. He was promoted again to Vice President in 1986 and then named Chief Financial Officer in 1988. In 1994, Mr. Lavigne was promoted to Senior Vice President and was later promoted to Executive Vice President in 1997. Prior to his tenure at Genentech, Mr. Lavigne held various financial management positions with Pennwalt Corporation, a chemical and pharmaceutical company. Mr. Lavigne serves as a member of the Board of Directors of LifeMasters Supported SelfCare, Inc., a disease management company, Kyphon Inc., a medical device company, and BMC Software, Inc., a provider of enterprise management solutions. Mr. Lavigne holds a bachelor's degree in business administration from Babson College, and a master's degree in business administration from Temple University.

        Tina S. Nova, Ph.D., has served as a member of our Board of Directors since September 2004. Dr. Nova is a co-founder of Genoptix, Inc., a provider of personalized medicine services, and has served as its President and Chief Executive Officer and as a member of its Board of Directors since March 2000. Dr. Nova was a co-founder of Nanogen, Inc., a provider of molecular diagnostic tests, where she served as Chief Operating Officer and President from 1994 to January 2000. From 1992 to 1994, Dr. Nova served as Chief Operating Officer of Selective Genetics, a targeted therapy, biotechnology company. From 1988 to 1992, Dr. Nova held various director-level positions with Ligand Pharmaceuticals Incorporated, a drug discovery and development company, most recently serving as Executive Director of New Leads Discovery. Dr. Nova has also held various research and management positions with Hybritech, Inc., a former subsidiary of Eli Lilly & Company, a pharmaceutical company. Dr. Nova serves as a member of the board of directors of Heska Corporation, a companion animal care company. In addition, Dr. Nova is the life science sector representative to the Independent Citizen's Oversight Committee overseeing the implementation of the California stem cell initiative, Proposition 71. Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

Information About the Board of Directors and its Committees

        The Board of Directors held a total of eight meetings during the fiscal year ended December 31, 2004. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served, in each case during the periods in which he or she served. In addition to regularly scheduled meetings, the directors discharge their responsibilities through considerable telephone and other communications with each other and our executive officers, as well as with our independent auditors and external advisors such as legal counsel, scientific consultants and investment bankers. As required under The NASDAQ Stock Market listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present, in conjunction with regularly scheduled meetings of the Board of Directors and otherwise as needed.

        A majority of the members of a listed company's board of directors must qualify as "independent" under the applicable NASDAQ Stock Market listing standards. The board of directors must affirmatively make this determination. The Board of Directors has reviewed relevant transactions and relationships between each non-employee director and Arena, our senior management and our independent auditors and has affirmatively determined that our non-employee directors, namely Drs. Duke K. Bristow, Hixson, La Force and Nova and Messrs. Belcher, Bice, Lavigne and Robert L. Toms, Sr., are independent directors under the applicable NASDAQ listing standards.

        The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Nominating Committee. In addition, in 2004, the Board of Directors formed a strategy committee as a special committee to review our strategic plan and budget. Dr. Hixson is the Chairperson of the Strategy Committee and the other members are Messrs. Lief, Belcher and Lavigne and Dr. Nova. The Strategy Committee held three meetings in 2004.

        All of the standing committees of the Board of Directors are comprised entirely of independent directors. The chairpersons of our standing committees are appointed by the Board of Directors and may change in the future. Below is a chart showing the structure and membership of the standing committees of the Board of Directors.

Audit Committee

        The Audit Committees' responsibilities include:

  (i)
  selecting and evaluating the performance of our independent auditors,

  (ii)
  reviewing the scope of the audit to be conducted by our independent auditors, as well as the results of their audit, and approving audit and non-audit services to be provided to us by them,

  (iii)
  reviewing the organization and scope of our internal system of financial reporting controls,

  (iv)
  reviewing and assessing our reporting activities, including our annual report, and the accounting standards and principles followed,

  (v)
  approving related-party transactions, and

  (vi)
  overseeing our code of business conduct and ethics and whistleblower policy.

        The Board of Directors has determined that each of the Audit Committee members meets the independence and experience requirements contained in the applicable NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Board of Directors has also determined that Mr. Lavigne is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. We have adopted a written charter for the Audit Committee, which is available on our website at www.arenapharm.com. Mr. Belcher is the Chairperson of the Audit Committee. The Audit Committee held 11 meetings in 2004.

Compensation Committee

        The Compensation Committee's responsibilities include:

  (i)
  reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers,

  (ii)
  evaluating and recommending to the Board of Directors compensation plans and programs for Arena, as well as modifying or terminating existing plans and programs,

  (iii)
  reviewing and approving compensation and benefits for directors and the executive officers, and making recommendations to the Board of Directors regarding these matters, and

  (iv)
  authorizing and approving equity grants under our equity compensation plans.

        Under our equity compensation plans, the Compensation Committee has broad discretion to set the exercise price of options and has the ability to grant restricted stock for no cash consideration. We have adopted a written charter for the Compensation Committee, which is available on our website at www.arenapharm.com. Dr. La Force is the Chairperson of the Compensation Committee. The Compensation Committee held five meetings in 2004.

Corporate Governance Committee

        The Corporate Governance Committee's responsibilities include:

  (i)
  recommending guidelines to the Board of Directors for the governance of Arena, including the structure and function of the Board of Directors and its committees and our management,

  (ii)
  developing a management succession plan and related procedures,

  (iii)
  making recommendations to the Board of Directors regarding the election of officers, and

  (iv)
  reviewing and assessing the performance of the Board of Directors and each of its committees.

        We have adopted a written charter for the Corporate Governance Committee, which is available on our website at www.arenapharm.com. Mr. Bice is the Chairperson of the Corporate Governance Committee. In October 2004, the Board of Directors divided the Corporate Governance and Nominating Committee into two committees: the Corporate Governance Committee and the Nominating Committee. Prior to this change, the Corporate Governance and Nominating Committee held seven meetings in 2004. The Corporate Governance Committee held one meeting in 2004.

Nominating Committee

        The Nominating Committee's responsibilities include:

  (i)
  establishing criteria for membership on the Board of Directors,

  (ii)
  identifying, evaluating, reviewing and recommending to the Board of Directors qualified candidates to serve on the Board of Directors, and

  (iii)
  serving as a focal point for communications between director candidates, non-committee directors and management.

        The Nominating Committee uses many sources to identify potential director candidates, including the network of contacts among our directors, officers and other employees, and may engage outside consultants in this process. As set forth in the next section, the Nominating Committee will consider director candidates recommended by our stockholders. The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements and having high personal integrity and ethics. In considering candidates for director, the Nominating Committee will consider all relevant factors, which may include among others the candidate's experience and accomplishments, the usefulness of such experience to our business, the availability of the candidate to devote sufficient time and attention to Arena, the candidate's reputation for personal integrity and ethics and the candidate's ability to exercise sound business judgment. The Nominating Committee retains the right to modify these qualifications from time to time, and candidates for director are reviewed in the context of the composition of the then current Board of Directors, our requirements and the interests of our stockholders. The Nominating Committee recommended the nominations of each of the directors nominated for election at our 2005 Annual Meeting.

        We have adopted a written charter for the Nominating Committee, which is available on our website at www.arenapharm.com. Dr. Nova is the Chairperson of the Nominating Committee. In October 2004, the Board of Directors divided the Corporate Governance and Nominating Committee into two committees: the Corporate Governance Committee and the Nominating Committee. Prior to this change, the Corporate Governance and Nominating Committee held seven meetings in 2004. The Nominating Committee held two meetings in 2004.

Stockholder Director Recommendations

        The Nominating Committee will consider director candidates recommended by our stockholders. A candidate must be highly qualified and be willing and expressly interested in serving on the Board of Directors. The Nominating Committee must receive all stockholder recommendations for director candidates for an annual meeting of stockholders by December 31 of the year before such annual meeting. A stockholder who wishes to recommend a candidate for the Nominating Committee's consideration should forward the candidate's name and information about the candidate's qualifications to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. Submissions must include a representation that the nominating stockholder is a beneficial or record owner of Arena stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. This procedure does not affect the deadline for submitting other stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at an annual meeting. Additional information regarding submitting stockholder proposals is set forth in our by-laws. Stockholders may request a copy of the by-law provisions relating to stockholder proposals from our Corporate Secretary.

Stockholder Communications with the Board of Directors

        The Board of Directors has a formal process by which stockholders may communicate with the Board of Directors or any of our directors or officers. Stockholders who wish to communicate with the Board of Directors or any of our directors or officers may do so by sending written communications addressed to such person or persons in care of Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. All such communications will be compiled by our Corporate Secretary and submitted to the addressees on a periodic basis. If the Board of Directors modifies this process, we will post the revised process on our website.

Proposal 2

RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2005. Ernst & Young LLP has audited our financial statements since our inception in 1997. The Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of the holders of a majority of shares (determined as if all of our Preferred Stock was converted into common stock) represented and entitled to vote at the meeting will be required to ratify the appointment of Ernst & Young LLP.

        In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint different independent auditors at any time if it determines that such a change would be in our stockholders' best interest.

        Representatives of Ernst & Young LLP are expected to be present at our 2005 Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2005.

Compensation and Other Information Concerning Officers,
Directors and Certain Stockholders

Executive Officers and Other Directors

        Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding our executive officers and directors who are not nominees at our 2005 Annual Meeting. This information is as of April 4, 2005.

Name	Age	Position
Jack Lief	59	President and Chief Executive Officer
K.A. Ajit-Simh	52	Vice President, Quality Systems
Dominic P. Behan, Ph.D.	41	Senior Vice President and Chief Scientific Officer
Duke K. Bristow, Ph.D.(1)(2)	48	Director since 2002
Robert E. Hoffman, C.P.A.	39	Vice President, Finance and Chief Accounting Officer
Louis J. Scotti	49	Vice President, Marketing and Business Development
William R. Shanahan, Jr., M.D., J.D.	56	Vice President, Chief Medical Officer
Steven W. Spector, J.D.	40	Senior Vice President, General Counsel and Secretary
Robert L. Toms, Sr., J.D.(1)(2)	69	Director since 2003

(1)
Member of the Corporate Governance Committee

(2)
Member of the Compensation Committee

        See "Proposal No. 1 Election of Directors" for biographical information regarding Mr. Lief and Dr. Behan, who are also directors.

        K.A. Ajit-Simh has served as our Vice President, Quality Systems since January 2004. Mr. Ajit-Simh provided regulatory compliance services to several companies in the United States and internationally from 1999 to the end of 2003. Mr. Ajit-Simh held various positions of increasing responsibility at Mallinckrodt Inc. from 1975 to 1985, Baxter Healthcare from 1986 to 1989, Abbott BioTech from 1989 to 1992, and Cytel Corporation from 1992 to 1999. In addition, he has been an instructor at the University of California, San Diego since 1994, teaching classes in regulatory compliance and quality control/assurance. He also teaches courses in Good Manufacturing Practices and Advanced Quality Control and Assurance at San Diego State University as part of the graduate program in Regulatory Affairs. Mr. Ajit-Simh received a B.Sc. degree in Biology and Chemistry from Banglore University and an M.S. in Cell Biology from St. Louis University, Missouri.

        Duke K. Bristow, Ph.D. has served as a member of our Board of Directors since October 2002. Dr. Bristow is an economist and is the Program Director for a research program in entrepreneurship, corporate governance and corporate finance in the Harold Price Center for Entrepreneurial Studies at the Anderson Graduate School of Management at the University of California, Los Angeles. Prior to his arrival at UCLA in 1990, Dr. Bristow worked for ten years at Eli Lilly and Company, holding various management positions in the Pharmaceutical Division, Medical Device Division, Diagnostics Division and in Corporate Finance. Dr. Bristow serves as a member of the board of directors of Landec Corporation, a developer and marketer of technology-based polymer products for food, agricultural and licensed partner applications. Dr. Bristow holds a Ph.D. in Financial Economics from UCLA, an M.B.A. from Indiana University and a B.S. in Chemical Engineering from Purdue University.

        Robert E. Hoffman, C.P.A., has served as our Vice President, Finance since April 2000, and also serves as our Chief Accounting Officer. Mr. Hoffman previously served as our Controller from August 1997 to April 2000. From 1994 to 1997, Mr. Hoffman served as Assistant Controller for Document Sciences Corporation, a software company. Mr. Hoffman is a member of the Association of Bioscience Financial Officers, is a director of the San Diego County Credit Union and is a director of the San Diego chapter of Financial Executives International. Mr. Hoffman holds a B.B.A. from St. Bonaventure University and is licensed as a C.P.A. in the state of California.

        Louis J. Scotti has served as our Vice President, Marketing and Business Development since September 2002. He previously served as our Vice President, Business Development from August 1999 to September 2002. From June 1998 to July 1999, Mr. Scotti served as President and Chief Executive Officer for ProtoMed, Inc., a biopharmaceutical company. From April 1996 to June 1998, Mr. Scotti served as Executive Director of Licensing for Ligand Pharmaceuticals Incorporated, a drug discovery and development company. From 1986 to 1995, Mr. Scotti served in various positions at Reed & Carnrick Pharmaceuticals, a pharmaceutical company, most recently as Vice President of Marketing and Business Development. Mr. Scotti holds a B.S.E. in Biomedical Engineering from the University of Pennsylvania.

        William R. Shanahan, Jr., M.D., J.D., has served as our Vice President, Chief Medical Officer since March 2004. From August 2000 to March 2004, Dr. Shanahan served as Chief Medical Officer for Tanox, Inc., a biopharmaceutical company. From October 1994 to August 2000, Dr. Shanahan held various positions at Isis Pharmaceuticals, Inc., a biopharmaceutical company, most recently as Vice President, Drug Development. From 1989 to 1994, he served as Director, Clinical Research for Pfizer Central Research, a pharmaceutical company. From 1986 to 1989, he held various positions at Searle Research & Development, a pharmaceutical company subsequently acquired by Pfizer, most recently as Director, Clinical Research. Dr. Shanahan holds an A.B. from Dartmouth College, an M.D. from the University of California, San Francisco and a J.D. from Loyola University, Chicago.

        Steven W. Spector, J.D., has served as our Senior Vice President and General Counsel since June 2004. Mr. Spector served as our Vice President and General Counsel from October 2001 to June 2004. Mr. Spector also serves as our Secretary and as a director of ChemNavigator, Inc., a developer and marketer of scientific software and database technology. Prior to joining Arena, Mr. Spector was a partner with the law firm of Morgan, Lewis & Bockius LLP, where he worked from

1991 to October 2001. Mr. Spector was a member of the Morgan Lewis Technology Steering Committee. Mr. Spector was our outside corporate counsel from 1998 to October 2001. Mr. Spector holds a B.A. and a J.D. from the University of Pennsylvania.

        Robert L. Toms, Sr., J.D. has served as a member of our Board of Directors since December 2003. Since December 2001, Mr. Toms has worked as an attorney in private practice. Mr. Toms was Of Counsel from July 1998 to November 2001 to Christie, Parker & Hale, a patent and trademark law firm. Previously, Mr. Toms served as the Commissioner of Corporations for the State of California. Mr. Toms holds a B.A. from Bob Jones University and a J.D. from Duke University School of Law.

Director Compensation

        Directors who are also employees do not receive additional compensation for serving as a director. The compensation of our non-employee directors is set forth below.

2004 Fiscal Year

        For the fiscal year 2004, each of our non-employee directors earned the following compensation for their participation on the Board of Directors and its committees:

Equity:

  •
  New Directors: 25,000 options to purchase Arena common stock. The options are 10-year options with an exercise price equal to the fair market value of Arena common stock as determined under our equity compensation plans, vesting in equal annual installments over two years.

  •
  Ongoing Directors: 10,000 options to purchase Arena common stock. The options are 10-year options with an exercise price equal to the fair market value of Arena common stock as determined under our equity compensation plans, which were fully vested at the time of grant.

Unvested stock options terminate when the director ceases to be a director. Vested stock options terminate (i) three years after an involuntary termination or self-termination occurring with the permission of a majority of the Board of Directors, death or disability or (ii) 90 days after the director ceases to be a director for reasons other than listed in (i).

Cash:

  •
  Retainer: $20,000 annually. Each outside director had the option to make an irrevocable election to receive 25%, 50%, 75% or 100% of his annual retainer and meeting attendance fees in (i) fully vested deferred stock units (DSUs) with a 15% discount to market, (ii) fair market value options with grant value equal to three times the amount of cash retainer converted, or (iii) a combination of cash, options and DSUs. The options are 10-year options with an exercise price equal to the fair market value of Arena common stock as determined under our equity compensation plans, which were fully vested at the time of grant.

  •
  Meeting Attendance Fee:

  •
  General:

  •
  In-Person: $1,000

  •
  Telephonic: $500

  •
  Exceptions:

  •
  Audit Chairperson Meeting Attendance Fee:

  •
  In-Person: $3,000

  •
  Telephonic: $1,500

      •
      Other Chairperson Meeting Attendance Fee:

      •
      In-Person: $2,000

      •
      Telephonic: $1,000

        Each non-employee director was also entitled to reimbursement for all of such director's reasonable out-of-pocket expenses incurred in connection with performing board business in 2004. While non-employee directors are eligible to receive direct stock issuances under our equity compensation plans, no non-employee director received any direct stock issuances during 2004.

2005 Fiscal Year

        For the fiscal year 2005, each of our non-employee directors is eligible to earn the following compensation for their participation on the Board of Directors and its committees:

Equity:

  •
  New Directors: 25,000 options to purchase Arena common stock. The options are 10-year options with an exercise price equal to the fair market value of Arena common stock as determined under our equity compensation plans, vesting in equal annual installments over two years.

  •
  Ongoing Directors: 10,000 options to purchase Arena common stock. The options are 10-year options with an exercise price equal to the fair market value of Arena common stock as determined under our equity compensation plans, vesting monthly over one year.

Unvested stock options terminate when the director ceases to be a director. Vested stock options terminate (i) three years after an involuntary termination or self-termination occurring with the permission of a majority of the Board of Directors, death or disability or (ii) 90 days after the director ceases to be a director for reasons other than listed in (i).

Cash:

  •
  Retainer: $20,000 annually, paid quarterly, subject to continuing service as a director. Prior to the beginning of any calendar year or, in the case of a new director, upon joining the Board of Directors, each director can irrevocably elect to take 25%, 50%, 75% or 100% of his or her retainer for the following calendar year in equivalent options determined by dividing three times the retainer amount by the fair market value of Arena common stock. The options are 10-year options with an exercise price equal to the fair market value of Arena common stock as determined under our equity compensation plans, vesting monthly over one year.

  •
  Meeting Attendance Fee:

  •
  General:

  •
  In-Person: $1,000

  •
  Telephonic: $500

  •
  Exceptions:

  •
  Audit Chairperson Meeting Attendance Fee:

  •
  In-Person: $3,000

  •
  Telephonic: $1,500

  •
  Other Chairperson Meeting Attendance Fee:

  •
  In-Person: $2,000

  •
  Telephonic: $1,000

        In addition, the Board of Directors or Compensation Committee may authorize additional fees for significant work in informal meetings or for other service to Arena in the recipient's capacity as a director or committee member. Each non-employee director is entitled to reimbursement for all of such director's reasonable out-of-pocket expenses incurred in connection with performing board business in 2005.

Executive Compensation

        The following table sets forth certain information concerning the compensation we paid, or was accrued by the officers, for services rendered to us in all capacities for the fiscal years ended December 31, 2004, 2003 and 2002 by our Chief Executive Officer and our four other most highly paid executive officers (collectively, the "Named Executive Officers"):

Summary Compensation Table

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary(1)		Bonus		Other Annual Compensation		Restricted Stock Awards			Securities Underlying Options		All Other Compensation
Jack Lief President and Chief Executive Officer	2004 2003 2002	$603,750 603,750 586,979		$50,000 32,000 —	(2)	$	— — —	$	— 1,286,000 —	(3)	124,350 — 170,000	(2) (4)	$	— — —
Dominic P. Behan, Ph.D. Senior Vice President and Chief Scientific Officer	2004 2003 2002	315,000 315,000 306,250		55,000 16,000 —			— — —		— 643,000 —	(3)	50,000 — 85,000			— — —
Steven W. Spector, J.D. Senior Vice President, General Counsel and Secretary	2004 2003 2002	300,000 300,000 259,375		35,000 30,000 —			— — —		— 257,200 —	(6)	50,000 — 15,000			5,769 — 50,000	(5) (7)
William R. Shanahan, Jr., M.D., J.D. Vice President and Chief Medical Officer	2004	228,125	(8)	41,000			—		—		60,000			108,425	(8)
Louis J. Scotti Vice President, Marketing and Business Development	2004 2003 2002	210,000 210,000 204,167		31,000 5,000 —			— — —		— 64,300 —	(6)	40,000 — 5,000			— — 8,077	(5)

(1)
In accordance with the SEC rules, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all of our salaried employees and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table. Amounts earned during the years 2004, 2003 and 2002 but deferred at the election of the Named Executive Officer pursuant to our 401(k) plan are included in the Salary column.

(2)
As part of his bonus for 2004, in January 2005, Mr. Lief was granted fully vested options to purchase 24,350 shares of our common stock at an exercise price of $6.16 per share. These options are included in the table.

(3)
On January 20, 2003, Mr. Lief was granted a restricted stock award under our plans of 200,000 shares of our common stock, with an aggregate value of $1,286,000, based on the fair market value of $6.43 per share on the date of grant. Mr. Lief's restricted stock award vested 50% on the first anniversary of the date of grant, and the remaining 50% vests ratably over the next three years in quarterly increments. Mr. Lief forfeited options to purchase 200,000 shares of our common stock concurrently with receiving the grant of restricted stock. On January 20, 2003, Dr. Behan was granted a restricted stock award under our plans of 100,000 shares of our common stock, with an aggregate value of $643,000, based on the fair market value of $6.43 per share on the date of grant. Dr. Behan's restricted stock award vested 50% on the first anniversary of the date of grant, and the remaining 50% vest ratably over the next three years in quarterly increments. Dr. Behan forfeited options to purchase 100,000 shares of our common stock concurrently with receiving the grant of restricted stock.

(4)
On July 19, 2002, the Board of Directors accepted Mr. Lief's voluntary forfeiture to us of stock options to purchase 130,000 shares of our common stock. Thirty thousand of such options had an exercise price of $24.23 per share and the remaining options had an exercise price of $25.58 per share. This forfeiture is unrelated to Mr. Lief's forfeiture of options to purchase 200,000 shares of our common stock, which is discussed in note 3 to this table.

(5)
After their annual anniversary hire date, each of our employees may elect to be paid for unused vacation time in the form of additional salary. Mr. Spector elected to be paid in the form of additional salary for one week of unused vacation time in the year ended December 31, 2004. Mr. Scotti elected to be paid in the form of additional salary for two weeks of unused vacation time in the year ended December 31, 2002.

(6)
On January 20, 2003, Mr. Spector was granted a restricted stock award under our plans of 40,000 shares of our common stock, with an aggregate value of $257,200, based on the fair market value of $6.43 per share on the date of grant. Mr. Spector's restricted stock award vested 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant. Mr. Spector forfeited options to purchase 40,000 shares of our common stock concurrently with receiving the grant of restricted stock. On January 20, 2003, Mr. Scotti was granted a restricted stock award under our plans of 10,000 shares of our common stock, with an aggregate value of $64,300, based on the fair market value of $6.43 per share on the date of grant. Mr. Scotti's restricted stock award vested 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant. Mr. Scotti forfeited options to purchase 5,000 shares of our common stock concurrently with receiving the grant of restricted stock.

(7)
Mr. Spector became one of our employees in October of 2001. In accordance with his employment offer letter, Mr. Spector was given a relocation allowance and bonus of $50,000. This payment was not made until 2002.

(8)
Dr. Shanahan became one of our employees in March of 2004, and the salary information in the table reflects the partial year. In accordance with his employment offer letter, Dr. Shanahan was given a relocation and temporary living allowance and bonus totaling of $125,000, which was comprised of $16,575 in reimbursements for qualified moving expenses and $108,425 in additional taxable wages during 2004.

Option Grants in Last Fiscal Year

        The following table sets forth all options to purchase Arena common stock we granted to each of the Named Executive Officers in 2004 and the potential value of such grants at stock price appreciation rates of 5% and 10%, compounded annually over the maximum 10-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in our stock price.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
		Percent of Total Options/ SARs Granted to Employees in Fiscal Year
	Number of Securities Underlying Options/SARs Granted (#)
Name			Exercise of Base Price	Expiration Date
					5%	10%
Jack Lief	100,000	7.1%	$6.00	1/18/14	$377,337	$956,245
Dominic P. Behan, Ph.D.	50,000	3.6%	6.00	1/18/14	188,668	478,123
Steven W. Spector, J.D.	50,000	3.6%	6.00	1/18/14	188,668	478,123
William R. Shanahan, Jr., M.D., J.D.	60,000	4.3%	6.30	4/18/14	237,722	602,435
Louis J. Scotti	40,000	2.9%	6.00	1/18/14	150,935	382,498

(1)
The potential realizable value is based on the 10-year term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and the option is exercised and sold on the last day of its term for the appreciated stock price.

        Pursuant to stock option agreements between us and our employees, each of our employees is entitled to exercise their options prior to vesting, subject to certain exceptions. If they exercise their options prior to vesting, they will receive restricted shares which will vest in accordance with the normal vesting schedule set forth in their stock option agreement and are subject to our repurchase prior to vesting if they cease to be one of our employees.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table provides information for options exercised by each of the Named Executive Officers during fiscal year ended December 31, 2004, and the value of the remaining options held by those executive officers at year-end.

			Number of Securities Underlying Unexercised Options at December 31, 2004(1)
					Value of Unexercised In-the-Money Options at December 31, 2004(2)
Name	Number of Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jack Lief	—	$—	155,000	185,000	$—	$70,000
Dominic P. Behan, Ph.D.	—	—	205,000	92,500	686,250	35,000
Steven W. Spector, J.D.	—	—	32,238	52,762	—	35,000
William R. Shanahan, Jr., M.D., J.D.	—	—	—	60,000	—	24,000
Louis J. Scotti	—	—	—	40,000	—	28,000

(1)
Pursuant to stock option agreements between us and our employees, each of our employees are entitled to exercise their options prior to vesting. All of the exercisable options are vested, but have not yet been exercised, and all of the unexercisable options may be exercised, but have not yet vested and will only vest subject to the terms of the stock option agreements.

(2)
The value of the unexercised in-the-money options is the amount, if any, by which the fair market value of our common stock on December 31, 2004, exceeded the option exercise price, multiplied by the number of shares of common stock underlying the option. The fair market value of our common stock at December 31, 2004, was $6.70.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

        Each Named Executive Officer serves at the discretion of the Board of Directors. However, each Named Executive Officer other than Dr. Shanahan is a party to a termination protection agreement with us, which provides for, among other things, a payment equal to the executive's base salary and accelerated vesting of equity grants if the executive is terminated without cause or the executive officer resigns for good reason within two years following a change of control. Under Dr. Shanahan's employment letter, we have agreed to pay him six months salary in the event he is terminated other than for cause during the first two years of his employment with us.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors has furnished this report on its policies with respect to the compensation of our executive officers. The report is not deemed to be "soliciting material" or to be "filed" with the SEC, or subject to the SEC's proxy rules (other than as provided in Item 402 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and, irrespective of any general incorporation language, the report shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

        The Compensation Committee is comprised of Drs. Bristow, Hixson and La Force and Mr. Toms, each of whom is "independent" under the applicable NASDAQ rules. In addition, each of these individuals is a "non-employee director" under Section 162(m) of the Internal Revenue Code and meets the independence requirements under Section 16 of the Exchange Act of 1934.

        The Compensation Committee is responsible for overseeing our compensation policies, plans and programs, and for determining the compensation to be paid to our executive officers. The Compensation Committee is also responsible for reviewing executive officer salaries and our benefits structure at least annually.

        The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.arenapharm.com. The Compensation Committee reviews and assesses the adequacy of its charter from time to time, and recommends any proposed changes to the Board of Directors for its consideration.

General Executive Officer Compensation Policy and its Implementation

        Our executive officer compensation policy is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest of professional levels and to contribute to our growth and success. Accordingly, our executive officer compensation policy is designed to provide executive officers competitive compensation opportunities that are tied to their individual performance, as well as corporate performance. Each executive officer's compensation package is comprised of three key elements: (i) base salary, (ii) equity grants and (iii) potential performance-based bonuses, the specific amounts of which reflect both corporate and individual performance. These elements are intended to align the interests of our executive officers and our stockholders. Our compensation packages are also designed to be competitive with compensation levels in our industry. In evaluating our competitive position, the Compensation Committee reviews and analyzes the executive officer compensation provided by other companies in our industry. The Compensation Committee may also consult with compensation consultants and other advisors.

        Our Chief Executive Officer recommends to the Compensation Committee salaries, equity grants and bonus opportunities for our executive officers, which the Compensation Committee can accept, reject or modify. In formulating his recommendations, our Chief Executive Officer considers industry and peer group compensation surveys, the past and expected future contributions of each executive officer, the company's performance and the mix of compensation that would be most appropriate for each executive officer.

        The Compensation Committee then reviews these factors and our Chief Executive Officer's recommendations. In making compensation decisions, the Compensation Committee exercises its judgment to determine the appropriate weight to be given to each of these factors. The Compensation Committee may take into account additional factors, and may, in its discretion, apply entirely different factors, particularly different measures of performance, in setting executive officer compensation for future fiscal years, but it is expected that all compensation decisions will be designed to fall within the general compensation policy set forth above.

Cash Compensation

        The beginning salary for each executive officer is established through negotiation at the time the executive is hired, taking into account such executive's qualifications, experience and prior salary and competitive salary information. Year-to-year adjustments to each executive officer's salary are based on personal performance for the year, the level of salaries of persons in comparable positions within the industry, and the range of merit salary increases for such year for all of our employees, as well as other factors judged to be pertinent during an assessment period.

        In determining compensation for 2005, the Compensation Committee reviewed the findings and recommendations of an independent consulting firm regarding our compensation policies and programs for our executive officers. The consulting firm's findings and recommendations were based on market data for a "peer" group of approximately twenty biotechnology companies. These companies were selected by the Compensation Committee in consultation with the consulting firm and management on the basis of their revenues, net income, total number of employees and market capitalization. The Compensation Committee members also reviewed industry-wide surveys. Although the Compensation Committee gave weight to the findings of the consulting firm and other surveys, it did not target any particular level of compensation provided by other companies in setting the 2005 compensation for executive officers.

        The Compensation Committee's current approach for compensating executive officers is, in general, to provide moderate raises to base salaries and increase the percentage of performance-based (or "at risk") bonuses relative to base salary. The Compensation Committee believes using incentive bonuses will increasingly tie compensation to performance and better align the interests of management and stockholders. The Compensation Committee intends to offer cash bonus opportunities to each executive officer in 2005, which will be tied to the achievement of company and individual goals approved by the Compensation Committee.

        In connection with its review of executive officers in January 2005, the Compensation Committee approved salary increases ranging from $6,000 to $30,000 and cash bonuses to our executive officers based on its evaluation of individual and corporate performance against milestone goals. The bonuses awarded included $50,000 to Jack Lief, President and Chief Executive Officer, $55,000 to Dominic P. Behan, Ph.D., Senior Vice President and Chief Scientific Officer, $41,000 to William R. Shanahan, Jr., M.D., J.D., Vice President and Chief Medical Officer, $35,000 to Steven W. Spector, Senior Vice President, General Counsel and Secretary, and $31,000 to Louis J. Scotti, Vice President, Marketing and Business Development. Mr. Lief was also awarded, as part of his bonus, fully vested options to purchase 24,350 shares of our common stock at an exercise price of $6.16 per share, which was equal to the fair market value of our common stock as determined under our equity compensation plans on the date of grant.

Stock-Based Incentives

        The Compensation Committee believes that equity grants provide our executive officers with the opportunity to share in the appreciation of the value of our common stock and encourages ownership in the company. The Compensation Committee believes that equity grants reinforce a long-term interest in our overall performance and directly motivate our executive officers to maximize long-term stockholder value. The equity grants also utilize vesting periods that encourage executive officers to continue in our employ.

        In connection with the annual review of all employees in January 2005, the Compensation Committee approved granting an aggregate of 749,450 options to purchase our common stock at an exercise price of $6.16 per share, including an aggregate of 310,000 options to executive officers. In determining these grants, the Compensation Committee considered the importance of increasing the ownership level of executive officers to be closer to the median of executive officers in the peer group, as well as the availability of options for future grants under our equity compensation plans.

        We also have an employee stock purchase plan to encourage employees to continue in our employ and to motivate employees through ownership interest. Under the employee stock purchase plan, executive officers and other employees may elect to have a portion of their cash compensation withheld for purchases of our common stock on certain dates set forth in the plan. The price of our common stock purchased under the employee stock purchase plan is equal to 85% of the lower of the fair market value of our common stock on the date of enrollment or the exercise date of the purchase period.

Chief Executive Officer Compensation

        Mr. Lief's compensation consists of the same key elements as our other executive officers, which are base salary, equity grant and a potential performance-based bonus. In setting Mr. Lief's compensation, the Compensation Committee considered many factors, including our scientific and clinical progress, our progress in current collaborations and the formation of new collaborations, and the achievement of certain financial goals. The Compensation Committee also considered the performance of the executive officers reporting to Mr. Lief. Based on the Compensation Committee's evaluation of these factors and the Compensation Committee's review of Mr. Lief's historical compensation, the recommendations of the compensation consulting firm, industry-wide surveys of chief executive officer compensation and the level of his severance protection in the event of a change of control, the Compensation Committee increased Mr. Lief's base salary from $603,750 to $609,750 on January 17, 2005, awarded Mr. Lief a bonus of $50,000 and fully vested options to purchase 24,350 shares of our common stock at an exercise price of $6.16 per share and granted Mr. Lief an additional 100,000 options to purchase shares of our common stock at an exercise price of $6.16 per share. The Compensation Committee is seeking to tie a more significant portion of his compensation to the company's and his individual performance.

        The Compensation Committee discussed and established Mr. Lief's compensation, as well as the other executive officers' compensation, outside of his presence.

Internal Revenue Code Section 162(m)

        The Compensation Committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) disallows a Federal tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the company's chief executive officer and four highest compensated employees other than the chief executive officer. This limitation does not, however, apply to compensation that is performance-based under a plan that is approved by the stockholders and that meets other technical requirements. Based on these requirements, the Compensation Committee attempts to limit the impact Section 162(m) will have on our ability to deduct compensation, but in certain cases our tax deductions may be limited by Section 162(m).

        The foregoing report is provided by the following directors, who constitute the Compensation Committee:

    J. Clayburn La Force, Jr., Ph.D. (Chairperson)
    Duke K. Bristow, Ph.D.
    Harry F. Hixson, Jr., Ph.D.
    Robert L. Toms, Sr., J.D.

Performance Graph

        The following is a line graph comparing the cumulative total return to stockholders (change in stock price plus reinvested dividends) of our common stock from July 28, 2000 (the date of our initial public offering) through December 31, 2004, to (i) the cumulative total return over such period to the Total Return Index for the NASDAQ Stock Market (U.S. Companies) and (ii) the Total Return Index for the NASDAQ Biotechnology Index, in each case as provided by Research Data Group, Inc. In establishing the starting point on the line graph, we used the closing price of our common stock on July 28, 2000, of $25.00 as required by SEC guidelines.

        The graph assumes the investment of $100 on July 28, 2000, and the reinvestment of dividends, although dividends have not been declared on our common stock, and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each monthly period for which returns are indicated. We caution that the stock price performance shown in the graph may not be indicative of future stock price performance. The information contained in the Performance Graph is not deemed to be "soliciting material" or to be "filed" with the SEC, or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

Comparison of Cumulative Return on Investment

	Cumulative Total Return
	7/00	12/00	6/01	12/01	6/02	12/02	6/03	12/03	6/04	12/04
ARENA PHARMACEUTICALS, INC.	100.00	62.00	121.96	48.12	33.60	26.04	26.68	24.80	21.84	26.76
NASDAQ STOCK MARKET (U.S.)	100.00	67.04	58.95	53.17	40.16	36.76	44.59	54.96	56.20	59.82
NASDAQ BIOTECHNOLOGY	100.00	98.52	92.60	81.61	50.69	50.77	68.81	74.67	77.19	79.91

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information we know with respect to the beneficial ownership of our common stock as of March 31, 2005, by:

  •
  Each person, group or entity who is the beneficial owner of 5% or more of our common stock;

  •
  Each director and nominee for director;

  •
  The Named Executive Officers; and

  •
  All current directors and executive officers as a group.

        Unless otherwise indicated in the footnotes below, the address for the beneficial owners listed in this table is in care of Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, CA 92121. This table is based on information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,247,910 shares of common stock outstanding on March 31, 2005, adjusted as required by the rules promulgated by the SEC. This table includes shares issuable pursuant to stock options and other rights to purchase shares of our common stock exercisable within 60 days of March 31, 2005.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Total
Perry Capital, L.L.C.(1)	2,806,154	8.0%
Mainfield Enterprises, Inc.(2)(3)	2,805,765	8.0%
Smithfield Fiduciary LLC(3)(4)	2,104,324	6.0%
Dimensional Fund Advisors Inc.(5)	2,019,932	5.7%
TCW Business Unit (6)	1,959,129	5.6%
Jack Lief(7)	1,011,631	2.8%
Dominic P. Behan, Ph.D.(8)	676,250	1.9%
Steven W. Spector, J.D.(9)	174,989	*
J. Clayburn La Force, Jr., Ph.D.(10)	116,925	*
Duke K. Bristow, Ph.D.(11)	111,672	*
Louis Scotti(12)	106,757	*
William Shanahan, M.D., J.D.(13)	105,000	*
Donald D. Belcher(14)	64,329	*
Harry F. Hixson, Jr., Ph.D.(15)	59,339	*
Scott H. Bice, J.D.(16)	35,000	*
Tina S. Nova, Ph.D.(17)	35,000	*
Robert L. Toms, J.D.(18)	35,000	*
Louis J. Lavigne, Jr.(19)	25,000	*
All directors and executive officers as a group (15 persons)(20)	2,750,085	7.4%

*
Less than one percent

(1)
The principal business office of Perry Capital, L.L.C. is 599 Lexington Avenue, 36th Floor, New York, New York 10022.

(2)
Pursuant to an investment management agreement, Avi Vigder has voting discretion and investment control over the shares held by Mainfield Enterprises, Inc. Avi Vigder disclaims beneficial ownership of such shares. The principal business office of Mainfield Enterprises, Inc. is in care of Sage Capital Growth, Inc., 660 Madison Avenue, New York, New York 10022.

(3)
The holder disclaims beneficial ownership of our common stock that exceeds 4.999% of our outstanding common stock. Under the terms of the Series B Convertible Preferred Stock, the number of shares of our common stock that may be acquired by the holder upon any conversion of the preferred stock is limited to the extent necessary to ensure that, following such conversion, the total number of shares of our common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of our common stock would be aggregated with the holders for purposes of Section 13(d) of the Securities Exchange of 1934 does not exceed 4.999% of our common stock (including shares of our common stock issuable upon such conversion). The holder can waive this provision or increase (but not to more than 9.999%) or decrease this percentage by giving us written notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the us, and (ii) any such waiver or increase or decrease will apply only to such holder. The 4.999% limitation is disregarded for purposes of this table.

This table excludes the shares of our common stock that the holder may acquire by exercising warrants and unit warrants that were issued in the Series B Convertible Preferred Stock financing transaction. The warrants provide that the number of shares of our common stock that may be acquired by the holder upon any exercise of the warrant is limited to the extent necessary to ensure that, following such exercise, the total number of shares of our common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of our common stock would be aggregated with the holders for purposes of Section 13(d) of the Securities Exchange of 1934 does not exceed 4.999% of our common stock (including shares of our common stock issuable upon such exercise). The holder can waive this limitation on exercise or increase or decrease the 4.999% by giving us written notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to us and (ii) any such waiver or increase or decrease will apply only to such holder and not to any other holder of warrants.

(4)
Highbridge Capital Management, LLC, is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield Fiduciary LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC. The principal business office of Smithfield Fiduciary LLC is in care of Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York 10019.

(5)
The principal business office of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6)
The principal business office of TCW Business Unit is The TCW Group, Inc, on behalf of the TCW Business Unit, 865 South Figueroa Street, Los Angeles, CA 90017.

(7)
Includes 464,350 shares issuable to Mr. Lief upon the exercise of stock options. Also includes 66,664 restricted shares of our common stock. These restricted shares are scheduled to vest in equal quarterly installments over the two-year period beginning on April 20, 2005.

(8)
Includes 347,500 shares issuable to Dr. Behan upon the exercise of stock options. Also includes 33,332 restricted shares of our common stock. These restricted shares are scheduled to vest in equal quarterly installments over the two-year period beginning on April 20, 2005.

(9)
Includes 130,000 shares issuable to Mr. Spector upon the exercise of stock options.

(10)
Includes 116,925 shares issuable to Dr. La Force upon the exercise of stock options.

(11)
Includes 111,672 shares issuable to Dr. Bristow upon the exercise of stock options.

(12)
Includes 60,000 shares issuable to Mr. Scotti upon the exercise of stock options.

(13)
Includes 105,000 shares issuable to Dr. Shanahan upon the exercise of stock options.

(14)
Includes 59,329 shares issuable to Mr. Belcher upon the exercise of stock options.

(15)
Includes 59,339 shares issuable to Dr. Hixson upon the exercise of stock options.

(16)
Includes 35,000 shares issuable to Mr. Bice upon the exercise of stock options.

(17)
Includes 35,000 shares issuable to Dr. Nova upon the exercise of stock options.

(18)
Includes 35,000 shares issuable to Mr. Toms upon the exercise of stock options.

(19)
Includes 25,000 shares issuable to Mr. Lavigne upon the exercise of stock options.

(20)
Includes 1,724,115 shares issuable upon the exercise of stock options held by our directors and executive officers. Also includes 99,996 restricted shares of our common stock that we granted our executive officers on January 20, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our directors, executive officers and our 10% or greater stockholders to file reports of ownership of our equity securities and changes in such ownership with the SEC and the NASDAQ and to furnish us with copies of such reports.

        To our knowledge, based on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and our 10% or greater stockholders were complied with during the fiscal year ended December 31, 2004, except as discussed below.

        Pursuant to our 2004 compensation policy for outside directors, we granted Drs. Bristow and La Force and Mr. Belcher stock options in lieu of meeting fees for the first quarter of 2004. Form 4s were not filed to reflect such grants until Form 4s were filed for option grants they received in lieu of meeting fees for the second quarter of 2004.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of the outside directors Drs. Bristow, Hixson and La Force and Mr. Toms. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as members of the Board of Directors or the Compensation Committee.

Certain Relationships and Related Transactions

ChemNavigator

        In January 1999, we began development of an Internet based search engine to allow scientists to search for compounds based primarily on the similarity of chemical structures. In May 1999, ChemNavigator was incorporated and in June 1999, we licensed to ChemNavigator a website, the trademark "ChemNavigator" and associated goodwill, intellectual property related to the search engine, as well as technology needed to perform chemical similarity searches. In return, we received shares of preferred stock in ChemNavigator. As of both December 31, 2004 and 2003 our equity ownership represented approximately 35% of the outstanding voting securities of ChemNavigator. We are contemplating a transaction with ChemNavigator, whereby we would dispose of our equity ownership in such company.

        In March 2002, we entered into a license agreement with ChemNavigator for the use of their cheminformatic software program and in September 2003 we amended this license agreement to include additional development work to be performed by ChemNavigator. In each of 2004 and 2003, we renewed our license under this agreement for $50,000 and we have an option to renew the license in subsequent years for $50,000 per year. We expect to renew our license in 2005. In each of 2004 and 2003, we paid ChemNavigator $20,000 for an annual license and access fee to the iResearch library. We expect to renew this annual license in 2005. In 2004, we paid ChemNavigator $4,000 for chemical compounds. In 2004 and 2003, we paid ChemNavigator $86,000 and $68,000, respectively, for development work performed.

        We sublease office space to ChemNavigator at current market rates. Lease payments increase annually by 2% in April. In 2004 and 2003, we recorded approximately $100,000 and $98,000, respectively, in other income for this sublease.

        Mr. Lief, our President and Chief Executive Officer, was the Chairman of the Board of ChemNavigator until January 2004. Mr. Lief no longer serves as a director of ChemNavigator. As compensation for his services, he received 200,000 shares of common stock of ChemNavigator, which vested over a period of four years. Robert E. Hoffman, our Vice President, Finance and Chief Accounting Officer, served as the Chief Financial Officer of ChemNavigator until December 2004. Mr. Hoffman entered into a four-year service agreement with ChemNavigator in May of 1999, in which he agreed to provide up to 200 hours of service per year. As compensation for his services, he received 100,000 shares of common stock of ChemNavigator, which vested over a period of four years. Mr. Hoffman did not receive any other compensation from ChemNavigator. Mr. Spector, our Senior Vice President and General Counsel, is a director of ChemNavigator. Mr. Spector does not receive any compensation from ChemNavigator.

Audit Committee Report

        The Audit Committee of the Board of Directors has furnished the following report on its activities with respect to its responsibilities during the 2004 fiscal year. The report is not deemed to be "soliciting material," or to be "filed" with the SEC or subject to the SEC's proxy rules (other than as provided in Item 306 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and, irrespective of any general incorporation language, the report shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate it by reference into any such filing.

        Our management has the primary responsibility for our financial reporting process, accounting principles and internal controls as well as the preparation of our financial statements. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee is comprised of Messrs. Belcher, Bice and Lavigne and Dr. La Force, each of whom is an "independent" director as defined in the applicable NASDAQ and SEC rules. The Audit Committee held 11 meetings during 2004.

        The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website. The Audit Committee reviews and assesses the adequacy of its charter, and recommends any proposed changes to the Board of Directors for its consideration.

        In fulfilling its responsibilities, the Audit Committee appointed Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the 2004 fiscal year. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management our financial statements and the adequacy of our internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of the independent auditors' audits, their evaluations of our internal controls and the overall quality of our financial reporting. The meetings were also designed to facilitate any desired private communication between the Audit Committee and the independent auditors.

        The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors the independent auditors' independence. The Audit Committee concluded that the provision of non-audit professional services, as discussed below, is compatible with maintaining the independent auditors' independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC. The Audit Committee has also appointed Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2005.

        The foregoing report is provided by the following directors, who constitute the Audit Committee:

    Donald D. Belcher (Chairperson)
    Scott H. Bice, J.D.
    J. Clayburn La Force, Jr., Ph.D.
    Louis J. Lavigne, Jr.

Independent Auditors' Fees

        The following presents aggregate fees billed to us for the fiscal years ended December 31, 2004, and December 31, 2003, by Ernst & Young LLP, our independent auditors and principal outside accountants.

        Audit Fees.    Audit fees were $509,545 and $138,250 for the years ended December 31, 2004, and December 31, 2003, respectively. The fees were for professional services rendered for attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act (Section 404), audits of our consolidated financial statements and consultations on matters and reviews of the financial statements included in our quarterly reports.

        Audit-Related Fees.    Audit-related fees were $31,732 and $19,000 for the years ended December 31, 2004, and December 31, 2003, respectively. The fees were primarily for the audit of our 401(k) employee benefit plan and for valuation work performed in connection with an equity investment we received.

        Tax Fees.    Tax fees were $0 and $9,450 for the years ended December 31, 2004, and December 31, 2003, respectively. The tax fees were for preparation of tax returns.

        All Other Fees.    There were no fees billed in either of the years ended December 31, 2004, or December 31, 2003, for products or services provided by our principal accountant other than the ones disclosed above in this section.

Pre-Approval Polices and Procedures

        The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee's approval of the scope of the engagement of the independent auditors or on a case-by-case basis. The Audit Committee has authorized its chairperson to pre-approve individual expenditures of audit and non-audit services. Any pre-approval decision must be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. The Audit Committee approved all audit fees, audit-related fees and tax fees for 2004.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics Policy that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller), and have posted the text of the policy on our website (www.arenapharm.com) in connection with "Investor" materials. In addition, we intend to promptly disclose (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on our website and, as applicable, in filings on Form 8-K in the future.

Stockholder Proposals for the 2006 Annual Meeting

        To be considered for inclusion in next year's proxy statement, stockholder proposals must be in writing, addressed to our Corporate Secretary, and be received at our executive offices at 6166 Nancy Ridge Drive, San Diego, California 92121, no later than the close of business on December 23, 2005. In addition, notice of any stockholder proposal to be presented at next year's annual meeting of stockholders must be received at our headquarters no later than the close of business on February 11, 2006, and no earlier than January 22, 2006. The above dates in this section may change under circumstances set forth in our by-laws. Stockholders may request a copy of the by-law provisions relating to stockholder proposals from our Corporate Secretary.

        Notices of intention to present proposals at the 2006 annual meeting of stockholders should be addressed to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and any other applicable requirements.

Annual Report

        A copy of our Annual Report for the 2004 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and vote at our 2005 Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Annual Report on Form 10-K

        WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. WE WILL FURNISH A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARENA PHARMACEUTICALS, INC., 6166 NANCY RIDGE DRIVE, SAN DIEGO, CALIFORNIA 92121. OUR SEC FILINGS ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.ARENAPHARM.COM.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single proxy statement and one annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of the documents was delivered and who wishes to receive a separate copy of the documents can request a copy of the documents by sending a written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121, or contact our Corporate Secretary at (858) 453-7200. Also, if, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report in the future, please notify your broker or direct your written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 6166 Nancy Ridge Drive, San Diego, California 92121, or contact our Corporate Secretary at (858) 453-7200. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

Other Matters

        The Board of Directors knows of no other business that will be presented for consideration at our 2005 Annual Meeting. If other matters are properly brought before our 2005 Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: April 22, 2005	By Order of the Board of Directors

Steven W. Spector Senior Vice President, General Counsel & Secretary

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☐	Mark this box with an X if you have made changes to your name or address details above.

__________________________________________________________________________________________________________________

Annual Meeting Proxy Card—Common and Preferred Stock
__________________________________________________________________________________________________________________

A Election of Directors                        PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.    The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01—Jack Lief	☐	☐	05—Harry F. Hixson, Jr., Ph.D.	☐	☐
02—Dominic P. Behan, Ph.D.	☐	☐	06—J. Clayburn La Force, Jr., Ph.D.	☐	☐
03—Donald D. Belcher	☐	☐	07—Louis J. Lavigne, Jr.	☐	☐
04—Scott H. Bice	☐	☐	08—Tina S. Nova, Ph.D.	☐	☐

B Ratification of Appointment of Independent Auditors
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratification of appointment of Ernst & Young LLP as independent auditors.	☐	☐	☐

C Other

I Consent
I consent to receive future proxy statements and annual reports via the internet.	☐	Check here if you plan to attend the annual meeting.	☐

D Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /

1 U P X      H H H      P P P P      0052681

___________________________________________________________________________________________

Proxy—Arena Pharmaceuticals, Inc.
__________________________________________________________________________________________________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE 2005 ANNUAL MEETING OF STOCKHOLDERS
6150 Nancy Ridge Drive, San Diego, California 92121

The undersigned stockholder of ARENA PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 22, 2005, and the Annual Report to Stockholders, and hereby appoints Jack Lief and Steven W. Spector, the President and the Secretary, respectively, of the Company, or each of them, as proxies and attorneys-in-fact, with all powers of substitution, to represent and vote, as set forth below, the shares of Common Stock and Preferred Stock of the Company held of record by the undersigned at the close of business on April 15, 2005, at the 2005 Annual Meeting of Stockholders of the Company, which is being held at the offices of the Company at 6150 Nancy Ridge Drive, San Diego, California 92121, on Monday, June 13, 2005, at 9:00 a.m. Pacific Daylight Time, and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, in their discretion, to vote such shares upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THE PROXY WILL BE VOTED "FOR" PROPOSAL NOS. 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS THEREOF.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-866-812-3781 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
	C0123456789		12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 3:30 p.m., Pacific Daylight Time, on June 10, 2005.

THANK YOU FOR VOTING

QuickLinks

TABLE OF CONTENTS TO PROXY STATEMENT
Proposal 1 ELECTION OF DIRECTORS
Proposal 2 RATIFICATION OF INDEPENDENT AUDITORS
Compensation and Other Information Concerning Officers, Directors and Certain Stockholders